NEWS RELEASE
CONTACT ERIC GRAAP

(540) 349-0212 or

egraap@fauquierbank.com

FAUQUIER BANKSHARES, INC. TO OPEN 10th BRANCH IN BRISTOW

WARRENTON, VA, September 17, 2007 — Fauquier Bankshares, Inc. (NASDAQ: FBSS) announced plans to open a new 3,000-square-foot office of The Fauquier Bank in the Bristow Shopping Center during the first quarter of 2009. The Bristow location is scheduled to be the bank’s 10th branch and will be situated between Fauquier and Prince William Counties.

Randy Ferrell, President and CEO, commented “We eagerly anticipate yet another branch in western Prince William County to serve the Bristow community. The branch is also strategically located to serve the needs of Route 28 commuters and complements our efforts to meet the banking needs of our customers and prospective customers along the Linton Hall corridor. The concentration of existing families and new families moving into this area makes this a very attractive location in which to introduce our high touch/person-to-person community banking style.”

The Fauquier Bank, the primary subsidiary of Fauquier Bankshares, is an independent, locally-owned, community bank. It offers a full range of financial services, including internet banking, commercial, retail, insurance and wealth management services, and financial planning services through nine banking offices throughout Fauquier and Prince William Counties in Virginia. Additional information is available at www.fauquierbank.com or by calling: (800) 638-3798.

This news release may contain “forward-looking statements” as defined by federal securities laws. These statements address issues that involve risks, uncertainties, estimates and assumptions made by management, and actual results could differ materially from the results contemplated by these forward-looking statements. Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in: interest rates and the shape of the interest rate yield curve, general economic conditions, legislative/regulatory policies, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan and/or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in our market area, our plans to expand our branch network and increase our market share, and accounting principles, policies and guidelines. Other risk factors are detailed from time to time in our Securities and Exchange Commission filings. Readers should consider these risks and uncertainties in evaluating our forward-looking statements and should not place undue reliance on such statements. We undertake no obligation to update these statements following the date of this news release.